Exhibit 99.7

        (Text of graph posted to Ashland Inc.'s website concerning Ashland Water Technologies' average sales per shipping day)

             Average Net Sales per Shipping Day ($, Millions)


               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------

January        1.179      1.192      1.393      1.606      1.554      3.038
February       1.259      1.429      1.194      1.532      1.679      3.064
March          1.185      1.334      1.371      1.507      1.475
April          1.211      1.358      1.489      1.622      1.938
May            1.206      1.369      1.515      1.560      1.554
June           1.333      1.362      1.346      1.536      1.912
July           1.252      1.345      1.543      1.666      3.046
August         1.319      1.201      1.425      1.520      2.793
September      1.463      1.757      1.518      1.744      3.310
October        1.165      1.254      1.439      1.509      2.677
November       1.360      1.570      1.536      1.639      2.853
December       1.306      1.291      1.529      1.614      3.297